________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                    CELLULAR TECHNICAL SERVICE COMPANY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    ----------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

________________________________________________________________________________

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

To Our Stockholders:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), which will be held at the Company's New York office, 20 East Sunrise Highway, Suite 201, Valley Stream, New York, on Thursday, June 8, 2000, at
10:00 a.m. local time, for the following purposes:

        1. To elect one (1) Class III director to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following his or her election and until his or her successor is duly elected and qualified;

        2. To approve a proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted and to be granted thereunder from 185,000 shares to 335,000 shares;

        3. To approve a proposal to amend the Company's 1993 Non-Employee Director Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted and to be granted thereunder from 30,000 shares to 70,000 shares; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has set the close of business on April 28, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                                               By Order of the Board of
                                                   Directors


                                               Kyle R. Sugamele
                                               Vice President and Corporate
                                                   Secretary

Seattle, Washington
April 28, 2000


 ------------------------------------------------------------------
                           IMPORTANT NOTE
    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
    MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. No postage is required if mailed in the United States. This will ensure the presence of a quorum at the meeting and save the Company the expense and extra work of additional solicitation. Sending your Proxy Card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.
 ------------------------------------------------------------------

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                          ----------------------------
                                PROXY STATEMENT
                          ----------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), of proxies from the holders of the Company's common stock, par value $.001 per share (the 'Common Stock'), for use at the Annual Meeting of Stockholders of the Company to be held at the Company's New York office, 20 East Sunrise Highway, Suite 201, Valley Stream, New York, on Thursday, June 8, 2000, at 10:00 a.m. local time, and at any adjournments or postponements thereof (the 'Annual Meeting'). The mailing address of the principal office of the Company is 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121.

    This Proxy Statement and the accompanying Notice of Annual Meeting and proxy are first being sent to stockholders on or about May 8, 2000. Stockholders are encouraged to review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1999, a copy of which also accompanies this Proxy Statement.

                         BUSINESS AT THE ANNUAL MEETING

    At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

        1. The election of one (1) Class III director to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following his or her election and until his or her successor is duly elected and qualified;

        2. A proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted thereunder from 185,000 shares to 335,000 shares ('1996 Plan Amendment Proposal');

        3. A proposal to amend the Company's 1993 Non-Employee Director Stock Option Plan to increase the number of shares available for issuance upon exercise of options granted thereunder from 30,000 shares to 70,000 shares ('1993 Plan Amendment Proposal'); and

        4. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                    VOTING RIGHTS AND SOLICITATION OF PROXY

STOCKHOLDERS ENTITLED TO VOTE

    The Board of Directors has set the close of business on April 28, 2000 as the record date (the 'Record Date') for determining stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to stockholders for approval at the Annual Meeting. As of April 17, 2000, there were 2,281,969 shares of Common Stock issued and outstanding.

VOTING IN PERSON OR BY PROXY

    All shares of Common Stock represented by a properly executed and returned proxy will be voted at the Annual Meeting and, when instructions are given by the stockholder and not properly revoked, will be voted in accordance with those instructions. If a proxy is executed and returned, but no specific instructions are given, the shares of Common Stock represented by such proxy will be voted in favor of each of the following: (i) the election of the Class III director nominee described in this Proxy Statement; (ii) approval of the 1996 Plan Amendment Proposal; and (iii) approval of the 1993 Plan

Amendment Proposal. Executing and returning a proxy will not limit a stockholder's right to attend the Annual Meeting, or otherwise prevent a stockholder from properly revoking such proxy and voting the shares of Common Stock represented by such proxy in person at the Annual Meeting.

REVOCATION OF PROXY

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by any of the following methods: (i) by delivering a written revocation or properly executed proxy bearing a later date to the Company's Corporate Secretary received at the Company's principal office, 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121, no later than the last business day prior to the date of the Annual Meeting; or (ii) if the stockholder attends the Annual Meeting in person, by delivering a written revocation to an inspector of election at the Annual Meeting or voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

SOLICITATION OF PROXY

    The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, courier, Internet transmission, or other like manner. The cost of preparing, assembling, and mailing this Proxy Statement and the accompanying Notice of Annual Meeting and proxy is to be borne by the Company. The Company also may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         QUORUM AND VOTING REQUIREMENTS

QUORUM

    The attendance, in person or by a properly executed and returned proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the actions proposed at the Annual Meeting. Proxies submitted which contain abstentions or broker 'non-votes' will be deemed present at the Annual Meeting in determining the presence of a quorum. A broker 'non-vote' occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal in person or by proxy, usually because the nominee does not have discretionary voting power with respect to that item and has not received timely instructions from the beneficial owner.

VOTE REQUIRED

    Each share of Common Stock entitles the holder to one vote on each proposal submitted to a vote of the stockholders at the Annual Meeting. Shares subject to abstention with respect to any matter are considered shares entitled to, and voted, with respect to that matter. Shares subject to broker non-votes with respect to any matter are not considered as shares entitled to vote with respect to that matter.

    Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Thus, for the election of the Class III director, and assuming that a quorum is present, the nominee who receives the greatest number of votes cast with respect to that class will be elected as the Class III director. Stockholders may vote in favor of the nominee or withhold their votes as to the nominee. Checking the box that withholds authority to vote for the nominee is the equivalent of abstaining. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

    The affirmative vote of the majority of shares of Common Stock represented, in person or by proxy, at the Annual Meeting will be required for approval of the 1996 Plan Amendment Proposal, the 1993 Plan Amendment Proposal, and any other matter that is being submitted to a vote of the stockholders. Because such affirmative vote is required for each of these proposals, abstentions will have the effect of votes 'against' these proposals, but broker non-votes will not affect the results of the voting on these proposals.

                   PROPOSAL 1: ELECTION OF CLASS III DIRECTOR

    The Board of Directors of the Company is divided into three classes, pursuant to the Company's Restated Certificate of Incorporation and Bylaws. The term of office of Class III directors expires at the Company's 2000 Annual Meeting of Stockholders, and the term of office of Class I and II directors expires at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Directors elected to succeed those whose terms expire are elected to a term of office expiring at the third Annual Meeting of Stockholders following their election and, in each case, until his or her successor is elected and qualified.

    One director of the Company is to be elected as a Class III director at the Annual Meeting, to hold office for a term expiring at the Company's 2003 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The Company's current Class III director, Stephen Katz, has been nominated to be reelected as the Class III director at the Annual Meeting. Such nominee has indicated that he is willing and able to serve as a Class III director. In the event that the nominee is unable to accept election, or if any other unforeseen contingency should arise, each properly executed and returned proxy that does not direct otherwise will be voted for such other person(s) as may be designated by the Board of Directors. If a proxy is executed and returned, but no specific instructions are given, the shares of Common Stock represented by such proxy will be voted in favor of the Class III director nominee identified above.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE 'FOR' THE NOMINEE IDENTIFIED ABOVE.

CURRENT MEMBERS OF THE BOARD OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the number of directors constituting the Company's Board of Directors shall be not less than three nor more than fifteen, as determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or the Company's stockholders. The Board of Directors has fixed at three the number of directors that will constitute the Board for the ensuing year.

    The current directors of the Company and their respective classes and terms of office are as set forth below. Biographical information for the directors is provided elsewhere in this Proxy Statement.

                                                                     TERM
                      DIRECTOR                         CLASS      EXPIRES AT
                      --------                         -----      ----------
Stephen Katz.........................................   III   2000 Annual Meeting
James Porter.........................................     I   2001 Annual Meeting
Lawrence Schoenberg..................................    II   2002 Annual Meeting

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 1999, the Board of Directors held three meetings and took certain actions on two other occasions by written consent. During 1999, no director attended fewer than 75% of the aggregate of: (i) the number of meetings of the Board of Directors held during the period he or she served on the Board; and (ii) the number of meetings of committees of the Board of Directors held during the period he or she served on such committees.

    The Board of Directors has a standing Compensation and Stock Option Committee. This committee reviews and approves the compensation, bonus, and stock option grants of all officers of the Company, reviews guidelines for compensation, bonus, and stock option grants for non-officer employees, and has authority and control over the administration of the Company's stock option plans.

This committee currently consists of Messrs. Porter (Chairman) and Schoenberg. During 1999, this committee held one meeting and took certain actions on one other occasion by written consent.

    The Board of Directors has a standing Audit Committee, which has various functions including oversight and review of accounting matters. This committee currently consists of Messrs. Schoenberg (Chairman) and Porter. This committee held one meeting in 1999.

DIRECTOR COMPENSATION

    Each director who is not an officer or employee of the Company receives $1,000 per board meeting attended and $500 per committee meeting attended, with minimum compensation equal to $8,500 per year for such attendance, and is reimbursed for his out-of-pocket expenses incurred in connection with attendance at meetings or other Company business. In addition, beginning in 2000, each director is eligible to participate in the Company's company-wide bonus program, which is based on Company performance and goals.

    In December 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan ('1993 Plan') pursuant to which each person who is not a salaried employee of the Company who first becomes a director after December 29, 1993 shall be granted on the date he first becomes a director an option to purchase 2,000 shares of Common Stock and on January 2 of each year beginning with January 2, 1994, each person who is not a salaried employee of the Company and is then a director shall be granted an option to purchase an additional 1,200 shares of Common Stock. In addition, the 1993 Plan authorizes the Board of Directors to approve additional stock option grants to such non-employee directors. The exercise price of each share of Common Stock under any option granted under the 1993 Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee of the Board of Directors consists of Messrs. Porter (Chairman) and Schoenberg. Neither of such committee members is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors (or the members of the Compensation and Stock Option Committee) and the board of directors (or compensation committee or other board committee performing equivalent functions) of any other company.

                PROPOSAL 2: AMENDMENT OF 1996 STOCK OPTION PLAN

    In March 2000, the Company's Board of Directors adopted a resolution, subject to approval by the Company's stockholders, to amend the Company's 1996 Stock Option Plan (the '1996 Plan') to increase the number of shares of Common Stock available for issuance upon exercise of options under such plan from 185,000 shares to 335,000 shares.

    The primary purpose of the 1996 Plan is to provide additional incentives to attract and retain quality employees and other persons who provide services for the Company by encouraging their stock ownership in the Company. The Board of Directors regards the number of shares presently available for grant under the 1996 Plan as insufficient to carry out the purposes of the 1996 Plan in the future, and believes that the availability of additional shares is important to the future success and growth of the Company. The Compensation and Stock Option Committee of the Board of Directors has not made any determinations as to the grant of any options which would be covered by the proposed amendment to the 1996 Plan.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE 'FOR' THE 1996 PLAN AMENDMENT PROPOSAL.

THE 1996 PLAN

    Provided below is summary of certain material features of the 1996 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the 1996 Plan, a copy of which is set forth in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders on file with the Securities and Exchange Commission ('SEC'), and to an amendment to the 1996 Plan, the text of which is on file with the SEC. The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of the 1996 Plan requested by any person solicited hereunder.

SHARES SUBJECT TO THE PLAN AND ELIGIBILITY

    The 1996 Plan currently authorizes the grant of options to purchase a maximum of 185,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees) of and consultants to the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 1996 Plan. As of April 17, 2000, options to purchase an aggregate of 88,828 shares of Common Stock have been granted and/or have been exercised under the 1996 Plan. The proposed amendment to the 1996 Plan would increase the number of shares of Common Stock available for issuance upon exercise of options under the 1996 Plan from 185,000 shares to 335,000 shares.

    As of April 17, 2000, options to purchase an aggregate of 77,702 shares of Common Stock have been granted and remain unexercised under the Company's 1991 Non-Qualified Stock Option Plan and 1991 Qualified Stock Option Plan (collectively, the '1991 Plans'). Upon implementation of the 1996 Plan in June 1996, the Company ceased the granting of any new options under the 1991 Plans.

TYPE OF OPTIONS

    Options granted under the 1996 Plan may either be incentive stock options ('ISOs'), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or nonqualified stock options which do not qualify as ISOs ('NQSOs').

ADMINISTRATION

    The 1996 Plan is administered by a committee of the Board of Directors (the 'Committee') consisting of at least two members of the Board, each of whom is a 'non-employee director' within the meaning of Rule 16b-3 promulgated under the Exchange Act. It is also intended that each member of the Committee will be an 'outside director' within the meaning of Section 162(m) of the Code. The current members of the Committee are James Porter and Lawrence Schoenberg.

    Among other things, the Committee is empowered to determine, within the express limits contained in the 1996 Plan: the employees and consultants to be granted options, the times when options shall be granted, whether an option is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option, and modifications to an option (with the consent of the optionee). The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the 1996 Plan and to make all other determinations necessary or advisable for administering the 1996 Plan and to construe the 1996 Plan.

TERMS AND CONDITIONS OF OPTIONS

    Options granted under the 1996 Plan will be subject to, among other things, the following terms and conditions:

        (a) The exercise price of each option is determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

        (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

        (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 40,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

        (d) The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ('Contract') entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check, or, if the applicable Contract permits, in shares of the Company's Common Stock or any combination thereof.

        (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

        (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. However, if the relationship was terminated either for cause (as defined in the 1996
    Plan) or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Options are not affected by a change in the status of an optionee so long as he or she continues to be an employee of, or a consultant to, the Company.

        (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

    Appropriate adjustments will be made in the number and kind of shares available under the 1996 Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor on the transaction. The Company shall give each optionee at least 20 days prior notice of any such transaction, advising the optionee of the impact of the transaction on his option.

DURATION AND AMENDMENT OF THE PLAN

    No option may be granted under the 1996 Plan after April 23, 2006. Subject to certain conditions, the Board of Directors may at any time terminate or amend the 1996 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options, or increase the maximum number of options that may be granted to an employee in any calendar year, or (b) change the eligibility requirements for persons who may receive options. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

    The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to provide tax advice or cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

    An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

    Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

    Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

    In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

                PROPOSAL 3: AMENDMENT OF 1993 STOCK OPTION PLAN

    In March 2000, the Company's Board of Directors adopted a resolution, subject to approval by the Company's stockholders, to amend the Company's 1993 Non-Employee Director Stock Option Plan (the '1993 Plan') to increase the number of shares of Common Stock available for issuance upon exercise of options under such plan from 30,000 shares to 70,000 shares.

    The primary purpose of the 1993 Plan is to provide additional incentives to attract and retain quality directors who are either non-employees or non-salaried employees of the Company by encouraging their stock ownership in the Company. The Board of Directors regards the number of shares presently available for grant under the 1993 Plan as insufficient to carry out the purposes of the 1993 Plan in the future, and believes that the availability of additional shares is important to the future success and growth of the Company. The Board of Directors has not made any determinations as to the grant of any options which would be covered by the proposed amendment to the 1993 Plan.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE 'FOR' THE 1993 PLAN AMENDMENT PROPOSAL.

THE 1993 PLAN

    Provided below is summary of certain material features of the 1993 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the 1993 Plan, a copy of which is set forth in the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders on file with the SEC, and to the amendments to the 1993 Plan, the text of which is on file with the SEC. The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of the 1993 Plan requested by any person solicited hereunder.

SHARES SUBJECT TO THE PLAN AND ELIGIBILITY

    The 1993 Plan currently authorizes the grant of options to purchase a maximum of 30,000 shares of the Company's Common Stock (subject to adjustment as described below) to non-employee directors and directors who are non-salaried employees of the Company (the 'Outside Directors'). Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 1993 Plan. As of April 17, 2000, options to purchase an aggregate of 28,600 shares of Common Stock have been granted and/or have been exercised under the 1993 Plan. The proposed amendment to the 1993 Plan would increase the number of shares of Common Stock available for issuance upon exercise of options under the 1996 Plan from 30,000 shares to 70,000 shares.

TYPE OF OPTIONS

    Options granted under the 1993 Plan are NQSOs under the Code and do not qualify as ISOs.

ADMINISTRATION

    The 1993 Plan is administered by the full Board of Directors of the Company. Under the 1993 Plan, the Board is directed to grant each Outside Director, on the date the Outside Director first becomes a director, an option to purchase 2,000 shares of Common Stock and, on January 2 of each year beginning with January 2, 1994, an option to purchase an additional 1,200 shares of Common Stock. Among other things, subject to the express provisions of the 1993 Plan, the Board has the authority to determine: the Outside Directors who shall be granted options in addition to the option grants described above; the times when such additional options shall be granted; the number of shares of Common Stock to be subject to each such additional option; whether and under what conditions to accelerate the date of exercise of any such additional option; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of such an option and, if so, whether to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies and to determine whether such contingencies have been met; and, with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification. The Board is also authorized to prescribe, amend and rescind rules and regulations relating to the 1993 Plan, to correct any defect, and in general, make all other determinations necessary or advisable for administering the 1993 Plan and to construe the 1993 Plan.

TERMS AND CONDITIONS OF OPTIONS

    Options granted under the 1993 Plan will be subject to, among other things, the following terms and conditions:

        (a) The exercise price of each share of Common Stock under any option granted under the 1993 Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

        (b) The term of each option shall be 10 years, subject to earlier termination as provided in the 1993 Plan.

        (c) The exercise price of each option shall be payable in full upon exercise. Payment of the exercise price of an option may be made in cash or check.

        (d) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

        (e) No option granted under the 1993 Plan shall be exercisable for a period of one year from the date of grant. Notwithstanding the foregoing, an option may become immediately exercisable upon (i) the death or disability of the holder; or (ii) upon a change in control which occurs while a holder is an Outside Director.

        (f) In the event that an Outside Director to whom an option has been granted under the 1993 Plan (i) shall cease to serve of the Board for any reason (including as a result of not being reselected to the Board) other than by reason of his disability, retirement after age 65 or death, such option may be exercised, to the extent that the Outside Director was entitled to do so at the time of his cessation of service, at any time within three months after such cessation of service but not thereafter, and in no event after the date on which the option would otherwise expire; provided, however, that if his service on the Board shall have been terminated for cause, his options shall terminate immediately; (ii) shall cease to serve on the Board by reason of his disability, the option may be exercised at any time within three years after such cessation of service on the Board but not thereafter, and in no event after the date on which the option would otherwise expire; (iii) shall cease to serve on the Board as a result of his retirement after attaining age 65, the option may be exercised, to the extent that the Outside Director was entitled to do so at the time of his cessation of service, at any time within three years after such cessation of service but not thereafter, and in no event after the date on which the option would otherwise expire; or (iv) shall die (x) while he is serving on the Board, (y) within three years after cessation of service on the Board by reason of disability or retirement after age 65, or (z) within three months after cessation of service on the Board for any reason except cause, such option may be exercised in whole or in part by his personal representative or other person entitled by law to his rights under such option to the same extent as it could have been exercised by the decedent had he lived, at any time within one year after the date of his death, but in no event after the date on which the option would otherwise expire.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

    Appropriate adjustments will be made in the number and kind of shares available under the 1993 Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like, on terms that are similar to which anti-dilution adjustments are made pursuant to the Company's stock option plans for employees.

DURATION AND AMENDMENT OF THE PLAN

    No option may be exercised under the 1993 Plan after the expiration of 10 years from the date of grant and no option may be granted under the 1993 Plan after December 29, 2003. Subject to certain conditions, the Board of Directors may at any time terminate or amend the 1993 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) make any change in the class of individuals eligible to receive options under the 1993 Plan, (b) increase the maximum number of shares of Common Stock for which options may be granted under the 1993 Plan, except as the result of the anti-dilution adjustments described above, (c) decrease the exercise price of an option under the Plan, except as the result of the anti-dilution adjustments described above, or (d) make any other change for which applicable law, regulations or rules requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

    Reference is made to the discussion of the federal income tax consequences relating to NQSOs under the section of this Proxy Statement entitled 'Proposal 2: Amendment of 1996 Stock Option Plan.'

                        OTHER BUSINESS AT ANNUAL MEETING

    As of the date of this Proxy Statement, the Company's management knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                               SECURITY OWNERSHIP

    The following table sets forth, as of April 17, 2000 (except as otherwise indicated in the footnotes below), information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and each of the other executive officers of the Company who received salary and bonus in excess of $100,000 during 1999, which includes one former executive officer of the Company (collectively, the 'Named Executive Officers'); and (iv) all current directors and executive officers of the Company as a group.

                                                        AMOUNT AND NATURE   PERCENT OF
                                                          OF BENEFICIAL     OUTSTANDING
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)            OWNERSHIP(2)        SHARES
       ---------------------------------------            ------------        ------

Harvey and Phyllis Sandler ...........................       158,403(3)         6.9%
  1050 Lee Wagener Blvd.
  Suite 301
  Fort Lauderdale, FL 33315

Stephen Katz..........................................       115,433(4)         4.9%

Lawrence Schoenberg...................................        10,100(5)            *

James Porter..........................................         9,700(6)            *

Kyle R. Sugamele......................................         8,975(7)            *

Joyce S. Jones........................................         7,200(8)            *

All directors and executive officers as a group
  (5 persons).........................................       150,648(9)         6.3%

---------

*   Less than 1%

 (1) Pursuant to the rules of the United States Securities and Exchange Commission ('SEC'), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

 (2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person or group has the right to acquire within 60 days after April 17, 2000. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person or group.

 (3) Information based solely on the Nasdaq/AMEX On-Line Reports as of April 17, 2000. To the Company's knowledge, the most recent Schedule 13D filed with the SEC by Harvey and Phyllis Sandler was dated March 27, 1997 and reflected beneficial ownership of 138,262 shares.

 (4) Includes 70,880 shares subject to currently exercisable options, 9,680 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

 (5) Consists of 10,100 shares subject to currently exercisable options, 5,700 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

 (6) Includes 8,900 shares subject to currently exercisable options, 5,700 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

 (7) Includes 8,925 shares subject to currently exercisable options, 2,200 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

 (8) Includes 7,100 shares subject to currently exercisable options, 5,500 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

 (9) Includes an aggregate of 100,245 shares subject to currently exercisable options, 24,720 of which are at prices lower than the market price of the Company's Common Stock as of April 17, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), officers, directors and holders of more than 10% of the outstanding shares of the Company's Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Company's Common Stock with the SEC. The Company believes that its reporting persons complied with all Section 16(a) filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1999.

                                   MANAGEMENT

    The name, age, position with the Company, and biographical information with respect to each of the Company's current directors and executive officers are provided below.

                NAME                   AGE               POSITION WITH COMPANY
                ----                   ---               ---------------------
Stephen Katz.........................  56    Chairman of the Board of Directors, Chief
                                               Executive Officer and Acting President
Lawrence Schoenberg..................  67    Director
James Porter.........................  64    Director
Kyle R. Sugamele.....................  37    Vice President, General Counsel and Corporate
                                               Secretary
Bruce R. York........................  45    Vice President and Chief Financial Officer

    Stephen Katz, Chairman of the Board of Directors, was Acting Chief Executive Officer and Acting President from November 1992 until February 1994, at which time he became Chief Executive Officer. Mr. Katz was re-appointed as Acting President in September 1998. Mr. Katz has been Chairman of the Board and a director of the Company since its inception and a member of the Management Committee of the predecessor partnership during the entire period of its existence. From September 1984 until September 1995, Mr. Katz was Chairman of the Board, Chief Executive Officer and until September 1993, President of Nationwide Cellular Service, Inc., which was the Company's majority stockholder until May 1992 and its largest stockholder, owning 34% of its outstanding shares, until September 1995. At that time such shares were distributed to Nationwide's stockholders, immediately prior to Nationwide's merger with MCI Communications Corp. In May 1996, Mr. Katz was appointed Vice-Chairman of the Board and Chief Executive Officer of Global Payment Technologies, Inc. (formerly

Coin Bill Validator, Inc.) whose business is currency validation. In September 1996, Mr. Katz was appointed Chairman of the Board of Global Payment Technologies, Inc.

    Lawrence Schoenberg joined the Company as a Director in September 1996. Mr. Schoenberg also serves as Director of Government Technology Services, Inc., Merisel, Inc., and Sunguard Data Services, Inc. Former directorships include Systems Center, Inc. (which was sold to Sterling Software, Inc.), SoftSwitch, Inc. (which was sold to Lotus/IBM Corp.), Forecross Corporation, Image Business Systems, Inc., and Penn America Group, Inc. Mr. Schoenberg founded AGS Computers, Inc. in 1967 and served as Chief Executive Officer until 1991. The company was sold to NYNEX in 1988. The micro-computer segment subsequently became a part of Merisel, Inc.

    James Porter joined the Company as a Director in July 1997. Mr. Porter also serves as a Director of Silicon Valley Bank and Chairman of FirstWave Technologies, both publicly-traded companies. He further serves on the Board of Directors of CCI/Triad Systems Corporation and Cordone Industries, on the Board of Regents of Pepperdine University, and the Board of Trustees of Abilene Christian University. From February 1997 to June 1999, Mr. Porter served as Chairman of CCI/Triad Systems Corporation. From September 1985 to February 1997, he was President and Chief Executive Officer of Triad Systems Corporation.

    Kyle R. Sugamele joined the Company in July 1995 as Vice President and General Counsel, and was named Corporate Secretary in June 1996. Prior to joining the Company, Mr. Sugamele practiced law from March 1991 to July 1995 at the law firm of Mundt, MacGregor, Happel, Falconer, Zulauf & Hall in Seattle. Prior to that time, Mr. Sugamele practiced law at the law firm of Graham & Dunn in Seattle. His practice has involved a wide range of commercial, corporate, banking and general business matters, with particular emphasis in the protection and licensing of intellectual property and trade secrets, commercial finance and business transactions.

    Bruce R. York joined the Company in April 1999 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. York was the Director of Finance of Cell Therapeutics, Inc., a biopharmaceutical company, from February 1998 to February 1999. From May 1987 to January 1998, Mr. York held various positions with Physio Control International Corporation, a manufacturer of external defibrillators. These positions included Director of Business Planning, Director of Finance -- Europe, Director of Finance and Corporate Controller, and Manager of Tax and Assets. From September 1978 to April 1987, Mr. York held several positions with Price Waterhouse. Mr. York is a certified public accountant.

    The Company's officers are elected annually and serve at the discretion of the Board of Directors subject to any rights provided by employment agreements, such as those described under 'Executive Compensation and Related Information' below.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Named Executive Officers for services in all capacities to the Company during fiscal years 1999, 1998 and 1997.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                            ANNUAL COMPENSATION             AWARDS(1)
                                    ------------------------------------   ------------
                                                                            SECURITIES
                                                          OTHER ANNUAL      UNDERLYING     ALL OTHER
                             YEAR    SALARY     BONUS    COMPENSATION(2)     OPTIONS      COMPENSATION
                             ----    ------     -----    ---------------     -------      ------------
Stephen Katz ..............  1999   $ 89,310   $60,000       $   190           3,400           $0
  Chairman of the Board of   1998     76,000         0             0               0            0
  Directors and Chief        1997          0         0             0               0            0
  Executive Officer
Kyle R. Sugamele ..........  1999    109,910    23,000         3,635           2,000            0
  Vice President, General    1998    104,405    14,187         2,870           4,500            0
  Counsel and Corporate      1997     95,000         0         2,698             900            0
  Secretary
Joyce S. Jones ............  1999    141,759         0        11,960           5,900            0
  Former Chief Operating     1998    107,300    10,000         6,239          26,500            0
  Officer(3)

---------

(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1997, 1998 or 1999.

(2) Primarily represents contributions by the Company to the Named Executive Officers' accounts under a 401K plan, and to a lesser extent, taxable income originating from term life insurance premiums paid on behalf of the Named Executive Officers under the Company's standard employee group benefits plan.

(3) Represents compensation paid to Ms. Jones from February 2, 1998, the date that her employment with the Company commenced as Vice President of Marketing. Ms Jones was promoted to Chief Operating Officer on September 18, 1998. In connection with her promotion, Ms. Jones received certain additional benefits, including a salary increase and an automobile allowance.

GRANTS OF STOCK OPTIONS IN 1999

    The following table sets forth information as to all grants of stock options to the Named Executive Officers during 1999.

                                           INDIVIDUAL GRANTS(1)                    POTENTIAL REALIZABLE VALUE
                           -----------------------------------------------------     AT ASSUMED ANNUAL RATES
                           NUMBER OF       % OF TOTAL                                    OF STOCK PRICE
                           SECURITIES       OPTIONS                                     APPRECIATION FOR
                           UNDERLYING      GRANTED TO                                    OPTION TERM(3)
                            OPTIONS        EMPLOYEES       EXERCISE   EXPIRATION   ---------------------------
NAME                       GRANTED(2)       IN 1999         PRICE        DATE         AT 5%          AT 10%
----                       ----------   ----------------   --------   ----------   ------------   ------------
Stephen Katz.............    3,400            4.8%          $3.28      6/14/09        $7,016        $17,780
Kyle R. Sugamele.........    2,000            2.8            3.28      6/14/09         4,127         10,459
Joyce S. Jones...........    2,500            3.5            2.63       3/1/09         4,127         10,459
                             3,400            4.8            3.28      6/14/09         7,016         17,780

---------

(1) No stock appreciation rights ('SARs') were granted to any of the Named Executive Officers during 1999.

(2) The options become exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The options are exercisable over a ten-year period.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

    The following table sets forth information with respect to the exercise of stock options during 1999 by the Named Executive Officers and unexercised options held by them on December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                          OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON    VALUE          DECEMBER 31, 1999             DECEMBER 31, 1999
NAME                             EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE(1)  EXERCISABLE/UNEXERCISABLE(2)
----                            -----------   --------   ----------------------------  ----------------------------
Stephen Katz..................       0           $0              70,200/3,400                   $0/$15,194
Kyle R. Sugamele..............       0            0              7,625/8,357                  $2,475/$18,838
Joyce S. Jones................       0            0              5,300/27,100                $20,250/$109,005

---------

(1) There were no SAR exercises during 1999 and no SARs were outstanding at December 31, 1999.

(2) The closing price for the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1999 was $7.75 per share. Value is calculated by multiplying: (i) the difference between $7.75 and the option exercise price, by (ii) the number of shares of Common Stock underlying the option.

EMPLOYMENT, TERMINATION, AND CHANGE OF CONTROL AGREEMENTS

    Effective June 29, 1995, the Company entered into an employment agreement with Kyle R. Sugamele to serve as Vice President and General Counsel of the Company. The agreement expires on September 1, 2000, subject to annual renewal as set forth in the agreement. Mr. Sugamele's annual base salary is currently $117,000 and he is further eligible to receive an annual bonus in an aggregate amount of up to fifty percent (50%) of his annual base salary. In the event of a 'Change of Control' of the Company, a termination by the Company without 'Cause', or a termination by Mr. Sugamele for 'Good Reason' (as such quoted terms are defined in the agreement), then: (A) the Company shall make a lump sum payment equal to a multiple of the highest annual compensation received by Mr. Sugamele from Company during any of the most recent two years ending on or prior to the date on which the termination occurs, which multiple shall be equal to one times such highest compensation if the per-share price of the Company's common stock is less than $3.00 per share as of the close of business on the date that termination occurs, two times such highest compensation if the price of the Company's common stock is between $3.00 per share and $4.50 per share as of the close of business on the date that termination occurs, and two and 99/100ths times such highest compensation if the price of the Company's common stock is more than $4.50 per share as of the close of business on the date that termination occurs; (B) all stock options granted to Mr. Sugamele shall become fully vested and exercisable at his election; and (C) all employee benefit plans, practices, policies, and programs applicable to Mr. Sugamele under the agreement and in existence prior to termination (or, if applicable, prior to the Change of Control) shall continue for an additional one year after termination (or, if applicable, after the Change of Control). Under the agreement, if any payments or benefits made by the Company under the agreement otherwise would be subject to the excise tax or taxes imposed by Section 4999 of the Code, then the agreement provides in certain circumstances for a reduction of the affected payments or benefits so that Mr. Sugamele will be entitled to receive a net amount with a 'present value' (as determined for purposes of Section 280G of the Code) of not more in the aggregate than two and 99/100ths times his applicable 'base amount' under Section 280G of the Code.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on the following page shall not be incorporated by reference to any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                   CELLULAR TECHNICAL SERVICES COMPANY, INC.

    The Compensation and Stock Option Committee of the Board of Directors of the Company (the 'Committee') is currently comprised of Messrs. James Porter and Lawrence Schoenberg, both outside directors of the Company. The Committee reviews and approves all decisions relating to the compensation, bonus, and stock option grants for the officers of the Company. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees, and maintains authority and control over the administration of the Company's stock option plans.

    It is the philosophy of the Committee that officers of the Company are paid base salaries in line with their responsibilities, and that other compensation of officers should be closely aligned with the financial performance of the Company. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. In reviewing Company performance, consideration is given to sales and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.

    The Committee annually reviews and evaluates the compensation of Stephen Katz, the Chief Executive Officer. The Committee generally examines the same factors for Mr. Katz as it examines with respect to the other officers. A bonus of $60,000 was granted to Mr. Katz for fiscal year 1999.

    The Committee has not developed a policy with respect to amending pay policies or asking stockholders to vote on 'pay for performance' plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

    The foregoing report is approved by all members of the Committee.

                                          Compensation and Stock Option
                                          Committee


                                          James Porter
                                          Lawrence Schoenberg

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1994, with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Telecommunications Stocks Index. The graph assumes that $100 was invested on December 31, 1994 in the Company's Common Stock and each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.



                              [PERFORMANCE GRAPH]



                                            12-31-94   12-31-95   12-31-96   12-31-97   12-31-98   12-31-99
                                            --------   --------   --------   --------   --------   --------
Cellular Technical Services Company, Inc.    100.0      158.9      282.1       42.4        5.1       10.3
NASDAQ Stock Market Index (U.S.)             100.0      141.3      173.9      213.1      300.2      542.4
NASDAQ Telecommunications Index              100.0      114.7      117.3      171.6      282.5      491.9

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Ernst & Young, LLP, independent public accountants, served as the Company's independent public accountants for the year ended December 31, 1999. One or more representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                          ANNUAL REPORT AND FORM 10-K

    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 was mailed to stockholders with this Proxy Statement. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 was filed with the SEC. Stockholders may obtain a copy of such Annual Report on Form 10-K, including the financial statements, schedules, and list of exhibits thereto, without charge, by writing to Cellular Technical Services Company, Inc., 20 East Sunrise Highway, Suite 201, Valley Stream, New York 11581-1260,
Attention: Investor Relations. If specified in such request, and upon payment of a reasonable fee for reproduction and mailing expenses, the Company will also furnish stockholders with a copy of any exhibit to the Annual Report on Form 10-K. In addition, the Company's Annual Report on Form 10-K is available over the Internet at the Company's website, http://www.cellulartech.com, or at the SEC's website, http://www.sec.gov.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for the Company's 2001 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 8, 2001. All such submissions must be provided to Cellular Technical Services Company, Inc., 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121, Attention: Corporate Secretary. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after March 24, 2001.

                                          By Order of the Board of Directors


                                          Kyle R. Sugamele
                                          Vice President and Corporate Secretary

Seattle, Washington
April 28, 2000

                                     [Logo]

                    Cellular Technical Services Company Inc.
                         2401 Fourth Avenue, Suite 400
                                Seattle WA 98121
                                 (206) 443-6400
                          http://www.cellulartech.com

                                                                 APPENDIX 1


                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of Common Stock of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), hereby appoints STEPHEN KATZ and KYLE R. SUGAMELE, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Company, to be held at the Company's New York office, 20 East Sunrise Highway, Suite 201, Valley Stream, New York, on Thursday, June 8, 2000, at 10:00 a.m. local time, and at any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' EACH OF BUSINESS ITEMS 1, 2 AND 3 LISTED BELOW.

    1. Election of Stephen Katz as Class III director.

       [ ] VOTE FOR the nominee listed above.

       [ ] VOTE WITHHELD from the nominee listed above.

    2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance upon exercise of options granted thereunder from 185,000 shares to 335,000 shares.

     [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

    3. To approve an amendment to the Company's 1993 Non-Employee Director Stock Option Plan to increase the number of shares of the Company's common stock available for issuance upon exercise of options granted thereunder from 30,000 shares to 70,000 shares.

     [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

    4. Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                                                              (see reverse side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' EACH OF BUSINESS ITEMS 1, 2 AND 3 LISTED ON THE REVERSE SIDE.

    The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1999 Annual Report.

                                              Dated:  ................... , 2000

                                               .................................

                                                  (Signature of Stockholder)

                                               .................................

                                               (Signature of Stockholder -- if
                                                        held jointly)

                                              IMPORTANT NOTE: Please sign
                                              exactly as your name appears
                                              hereon and mail it promptly even
                                              if you plan to attend the meeting.
                                              For jointly owned shares, each
                                              owner should sign. If signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please
                                              indicate the capacity in which you
                                              are acting. If signing as a
                                              corporation, please sign in full
                                              corporate name by a duly
                                              authorized officer. If signing as
                                              a partnership, please sign in
                                              partnership name by a duly
                                              authorized person.

                                              PLEASE MARK, SIGN AND DATE THIS
                                              PROXY CARD AND PROMPTLY MAIL IT IN
                                              THE ENVELOPE PROVIDED. NO POSTAGE
                                              IS NECESSARY IF MAILED IN THE
                                              UNITED STATES.


                          STATEMENT OF DIFFERENCES


The section symbol shall be expressed as .........................'SS'